As filed with the Securities and Exchange Commission on December 13, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1655526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Address of Principal Executive Offices) (Zip Code)

APPLIED MATERIALS, INC. STOCK PURCHASE PLAN FOR OFFSHORE EMPLOYEES

(Full title of the plan)

Christina Y. Lai

Vice President, Corporate Legal Affairs, Corporate Secretary

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 727-5555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	3,000,000 shares	$56.82	$170,460,000	$22,126

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices per share of the registrant’s common stock on December 10, 2019, as reported on the NASDAQ Global Select Market.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement: (i)  the latest annual report of Applied Materials, Inc. (the “Registrant”) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above (other than the portions of these documents not deemed to be filed); and (iii) the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than the portions of these documents not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interests of Named Experts and Counsel.

Inapplicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s Certificate of Incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.

Item 7. Exemption from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

4.1	Applied Materials, Inc. Stock Purchase Plan for Offshore Employees, amended and restated effective October 28, 2019, incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-K (file no. 000-06920) filed December 13, 2019.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney of Directors (included on the signature page of this registration statement).

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 13th day of December, 2019.

APPLIED MATERIALS, INC.

By:	/s/ Gary E. Dickerson
Gary E. Dickerson
President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors and officers of Applied Materials, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Gary E. Dickerson, Daniel J. Durn and Christina Y. Lai and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, and to act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary E. Dickerson Gary E. Dickerson	President, Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2019

/s/ Daniel J. Durn Daniel J. Durn	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	December 13, 2019

/s/ Charles W. Read Charles W. Read	Corporate Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	December 13, 2019

Signature	Title	Date

/s/ Thomas J. Iannotti Thomas J. Iannotti	Chairman of the Board	December 13, 2019

/s/ Judy Bruner Judy Bruner	Director	December 13, 2019

/s/ Xun Chen Xun Chen	Director	December 13, 2019

/s/ Aart J. de Geus Aart J. de Geus	Director	December 13, 2019

/s/ Stephen R. Forrest Stephen R. Forrest	Director	December 13, 2019

/s/ Alexander A. Karsner Alexander A. Karsner	Director	December 13, 2019

/s/ Adrianna C. Ma Adrianna C. Ma	Director	December 13, 2019

/s/ Yvonne McGill Yvonne McGill	Director	December 13, 2019

/s/ Scott A. McGregor Scott A. McGregor	Director	December 13, 2019

/s/ Dennis D. Powell Dennis D. Powell	Director	December 13, 2019